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                                                                    EXHIBIT 4(K)

                                 THIRD AMENDMENT
                               TO CREDIT AGREEMENT

     This THIRD AMENDMENT TO CREDIT AGREEMENT (this "THIRD AMENDMENT") is dated as of October 27, 1999 and entered into by and among PRIME HOSPITALITY CORP., a Delaware corporation ("COMPANY"), the financial institutions listed on the signature pages hereof ("LENDERS"), SOCIETE GENERALE, SOUTHWEST AGENCY, as Documentation Agent, CREDIT LYONNAIS NEW YORK BRANCH, as Syndication Agent and BANKERS TRUST COMPANY, as agent for Lenders ("AGENT"), and, for purposes of
Section 4 hereof, the Credit Support Parties listed on the signature pages hereof, and is made with reference to that certain Amended and Restated Senior Secured Credit Agreement dated as of December 17, 1997, by and among Company, Lenders, Documentation Agent, Syndication Agent and Agent, as amended or otherwise modified by that certain First Amendment to Credit Agreement dated as of February 23, 1998, that certain Limited Waiver to Credit Agreement dated as of August 5, 1998, and that certain Second Amendment to Credit Agreement dated as of September 24, 1998 (collectively, the "CREDIT AGREEMENT"). Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

                                    RECITALS

     WHEREAS, Company and Lenders desire to amend the Credit Agreement in the manner set forth below,

     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

     SECTION 1. AMENDMENTS TO THE CREDIT AGREEMENT

     1.1 AMENDMENTS TO SECTION 1: PROVISIONS RELATING TO DEFINED TERMS

     A. The definition of the term "New Sources" set forth in subsection 1.1 of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

     "NEW SOURCES" means, as of any date of determination, the sum, without duplication, of (a) Net Equity Proceeds and (b) Net Cash Proceeds derived from any Asset Sale, less (i) any and all Supplemental Amounts expended from New Sources pursuant to Subsection 5.19, (ii) any and all amounts expended from New Sources pursuant to subsection 6.5 in connection with any Stock Repurchase (exclusive of amounts expended pursuant to clause (i)(B) of subsection 6.5), and
(iii) two hundred percent (200%) of any and all amounts expended from New Sources in connection with any Stock Repurchase pursuant to clause (i)(B) of subsection 6.5."

     B. Subsection 1.1 of the Credit Agreement is hereby amended by adding thereto the following definition, which shall be inserted in proper alphabetical order:


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     "THIRD AMENDMENT EFFECTIVE DATE" shall have the meaning assigned to such term in the Third Amendment to Credit Agreement dated as of October 27, 1999."

     1.2 AMENDMENTS TO SECTION 6: FINANCIAL COVENANTS

     Subsection 6.5 of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

"6.5 RESTRICTED PAYMENTS.

     The Loan Parties shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, declare, order, pay, make, give, or publish notice or fix a date in respect of or set apart any sum for any Restricted Payment, enter into an agreement or make any commitment to effect any of the foregoing or take any other similar action in furtherance of or otherwise in connection with the foregoing; provided that, (i) if no Event of Default or Potential Event of Default exists and Company would then be able to incur $1 of additional Indebtedness pursuant to the Mortgage Note indenture (as in effect on the Closing Date), Company may elect to make one or more Stock Repurchases and pay dividends or make other distributions on shares or purchase shares of Capital Stock of Company in an aggregate amount not to exceed $25,000,000, except that Company may (A) at any time during the 1999 calendar year make one or more Stock Repurchases in an aggregate amount not to exceed $50,000,000 over and above the $25,000,000 amount otherwise permitted herein and (B) at any time make one or more Stock Repurchases in an aggregate amount not to exceed $100,000,000 over and above the $25,000,000 amount or the $50,000,000 amount, as applicable, otherwise permitted herein, provided that (1) each such Stock Repurchase pursuant to clause (A) or (B) above shall be effected only through the use of New Sources and (2) the aggregate amount applied in respect of any Stock Repurchase pursuant to clause (B) above, if any, shall not exceed fifty percent (50%) of New Sources then available therefor; (ii) Company and its Subsidiaries may make Restricted Payments (but not any voluntary prepayments) in respect of Indebtedness permitted pursuant to subsection 6.1 in accordance with, and to the extent required by, the terms and provisions of the applicable Indebtedness; (iii) Company may prepay Indebtedness permitted pursuant to subsection 6.1 with the proceeds of refinancing indebtedness permitted pursuant to subsection 6.1(c); (iv) Company may prepay Indebtedness permitted pursuant to subsection 6.1(d), provided that the aggregate amount of principal payments prior to the Maturity Date in respect of such Indebtedness shall not exceed $20,000,000; and (v) Company may prepay Indebtedness referred to in clause (i) of the definition of the term "Net Cash Proceeds" contained in
Section 1.1."

     SECTION 2. CONDITIONS TO EFFECTIVENESS

     Section 1 of this Third Amendment shall become effective only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the "THIRD AMENDMENT EFFECTIVE DATE"):

     A. On or before the Third Amendment Effective Date, Company shall deliver to Agent executed copies of this Third Amendment (with sufficient originally executed copies for each Lender and its counsel) dated the Third Amendment Effective Date.

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     B. On or before the Third Amendment Effective Date, all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Agent and such counsel, and Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Agent may reasonably request.

     SECTION 3. COMPANY'S REPRESENTATIONS AND WARRANTIES

     In order to induce Lenders to enter into this Third Amendment and to amend the Credit Agreement in the manner provided herein, Company represents and warrants to each Lender that the following statements are true, correct and complete:

     A. CORPORATE POWER AND AUTHORITY. Each of Company and the Subsidiary Guarantors that are a party hereto have all requisite corporate power and authority to enter into this Third Amendment and to carry out the transactions contemplated by, and perform its respective obligations under, the Credit Agreement as amended by this Third Amendment (the "AMENDED AGREEMENT").

     B. AUTHORIZATION OF AGREEMENTS. The execution and delivery of this Third Amendment and the performance of the Amended Agreement have been duly authorized by all necessary corporate action on the part of Company and the Subsidiary Guarantors, as the case may be.

     C. NO CONFLICT. The execution and delivery by each of Company and the Subsidiary Guarantors that are a party hereto of this Third Amendment and the performance by Company of the Amended Agreement do not, and will not, (i) violate any provision of any law or any governmental rule or regulation applicable to Company or any of its Subsidiaries, the Certificate or Articles of Incorporation or Bylaws of Company or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on Company or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Company or any of its Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Company or any of its Subsidiaries (other than Liens created under any of the Loan Documents in favor of Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Company or any of its Subsidiaries, except for such approvals or consents which have been obtained on or before the Third Amendment Effective Date and disclosed in writing to Agent and Lenders.

     D. GOVERNMENTAL CONSENTS. The execution and delivery by each of Company and the Subsidiary Guarantors that are a party hereto of this Third Amendment and any other operative document delivered pursuant to this Third Amendment and the performance by Company of the Amended Agreement do not, and will not, require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

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     E. BINDING OBLIGATION. This Third Amendment and the Amended Agreement have been duly executed and delivered by each of Company and the Subsidiary Guarantors that are a party hereto, and will be legally valid and binding obligations of Company and such Subsidiary Guarantors, enforceable against Company and such Subsidiary Guarantors in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

     F. GOVERNMENTAL REGULATION; SECURITIES ACTIVITIES. Neither the making of the Loans pursuant to the Amended Agreement nor the granting of a Security Interest in any Collateral (as defined in the Security Agreement) pursuant to the Security Documents violates Regulations T, U or X of the Board of Governors of the Federal Reserve System. It is not necessary in connection with the execution and delivery of this Third Amendment or the Amended Agreement to register the Loans under the Securities Act or to qualify any indenture under the Trust Indenture Act of 1939, as amended.

     G. INCORPORATION OF REPRESENTATIONS AND WARRANTIES FROM CREDIT AGREEMENT. The representations and warranties contained in Section 4 of the Credit Agreement are and will be true, correct and complete in all material respects on and as of the Third Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

     H. ABSENCE OF DEFAULT. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Third Amendment that would constitute an Event of Default or a Potential Event of Default.

     SECTION 4. ACKNOWLEDGEMENT AND CONSENT

     Each Credit Support Party hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Third Amendment and consents to the amendment of the Credit Agreement effected pursuant to this Third Amendment. Each Credit Support Party hereby confirms that each Credit Support Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guaranty or secure, as the case may be, to the fullest extent possible the payment and performance of all "Guarantied Obligations" and "Secured Obligations," as the case may be (in each case as such terms are defined in the applicable Credit Support Document), including without limitation the payment and performance of all such "Guarantied Obligations" or "Secured Obligations," as the case may be, in respect of the Obligations of Company now or hereafter existing under or in respect of the Amended Agreement and the Notes defined therein.

     Each Credit Support Party acknowledges and agrees that any of the Loan Documents and the Credit Support Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder (which obligations on the date hereof remain absolute and unconditional and are not subject to any defenses, set-offs or counterclaims) shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Third Amendment. Each Credit Support Party represents and


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warrants that all representations and warranties contained in the Amended
Agreement and the Credit Support Documents to which it is a party or otherwise bound are true, correct and complete in all material respects on and as of the Third Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

      Each Credit Support Party (other than Company) acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Third Amendment, such Credit Support Party is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Third Amendment and (ii) nothing in the Credit Agreement, this Third Amendment or any other Loan Document shall be deemed to require the consent of such Credit Support Party to any future amendments to the Credit Agreement.

      SECTION 5. MISCELLANEOUS

      A. REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS.

      (i) On and after the Third Amendment Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement", "Thereunder", "Thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

      (ii) Except as specifically amended by this Third Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

      (iii) The execution, delivery and performance of this Third Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

      B. FEES AND EXPENSES. Company acknowledges that all costs, fees and expenses as described in subsection 8.2 of the Credit Agreement incurred by Agent and its counsel with respect to this Third Amendment and the documents and transactions contemplated hereby shall be for the account of Company. Without limiting the generality of the foregoing, and in addition to any other costs, fees and expenses required to be paid by Company hereunder or under the Credit Agreement or the other Loan Documents, Company agrees that it shall pay to each Lender that consents to this Third Amendment an amount equal to the product of
(i) four hundredths of one percent (0.04%) and (ii) such Lender's Pro Rata Share of the aggregate amount of the Commitments.


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      C. EXHIBITS. The Credit Agreement is hereby further amended as follows:
(i) Exhibit XVI and Exhibit XVII to the Credit Agreement shall mean the exhibits attached to the First Amendment as Annex D and Annex B thereto, respectively; and (ii) the phrase "Exhibit XVI" in the definition of the term "Development Plan" set forth in subsection 1.1 of the Credit Agreement is hereby deleted and the phrase "Exhibit XVIII" substituted therefor.

      D. HEADINGS. Section and subsection headings in this Third Amendment are included herein for convenience of reference only and shall not constitute a part of this Third Amendment for any other purpose or be given any substantive effect.

      E. APPLICABLE LAW. THIS THIRD AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

      F. COUNTERPARTS; EFFECTIVENESS. This Third Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Third Amendment shall become effective upon the execution of a counterpart hereof by Company, Lenders and each of the Credit Support Parties and receipt by Company and Agent of written or telephonic notification of such execution and authorization of delivery thereof.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]



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      IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.


                          PRIME HOSPITALITY CORP.

                          By: /s/ DOUGLAS VICARI
                              --------------------------------------
                              Name: Douglas Vicari
                              Title: SVP & CFO


                          HOMEGATE AUSTIN, INC.,
                          (for purposes of Section 4 only) as a Credit Support Party

                          By: /s/ DOUGLAS VICARI
                              --------------------------------------
                              Name: Douglas Vicari
                              Title: President


                          HOMEGATE HOSPITALITY, INC.,
                          (for purposes of Section 4 only) as a Credit Support Party


                          By: /s/ DOUGLAS VICARI
                              --------------------------------------
                              Name: Douglas Vicari
                              Title: President





                                       S-1


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                          BANKERS TRUST COMPANY,
                          as Agent and as a Lender


                          By: /s/ LAURA BURWICK
                              --------------------------------------
                              Name: Laura Burwick
                              Title: Principal




                                       S-2


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                          CREDIT LYONNAIS NEW YORK BRANCH,
                          as Syndication Agent and as a Lender


                          By: /s/ BRUNO DeFLOOR
                              --------------------------------------
                              Name: BRUNO DeFLOOR
                              Title: VICE PRESIDENT








                                      S-3
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                                  SOCIETE GENERALE, SOUTHWEST
                                  AGENCY,
                                  as Documentation Agent and as a Lender


                                  By: /s/ HUVISHKA ALI
                                     ------------------------------------
                                     Name: HUVISHKA ALI
                                     Title: VICE PRESIDENT

                                       S-4


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                                  BANK LEUMI USA,
                                  as a Lender


                                  By: /s/ CYNTHIA C. WILBAR
                                       ----------------------------------
                                       Name: CYNTHIA C. WILBAR
                                       Title: AVP

                                       S-5


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                                  BANKBOSTON, N.A.,
                                  as a Lender



                                  By: /s/ ROBERT C. AVIL
                                     ------------------------------------
                                      Name: Robert C. Avil
                                      Title: Director


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                                  BANK ONE, TEXAS NATIONAL
                                  ASSOCIATION,
                                  as a Lender


                                  By: /s/ CHARLES L. CRANE
                                     ------------------------------------
                                     Name:
                                     Title:




                                       S-7


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                                  CIBC, INC.,
                                  as a Lender


                                  By: /s/ DEAN J. DECKER
                                     ------------------------------------
                                     Name:  Dean J. Decker
                                     Title: Executive Director
                                            CIBC World Markets Corp., AS AGENT


                                       S-8





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                                         IMPERIAL BANK,
                                         as a Lender



                                         By:  /s/ STEVEN K. JOHNSON
                                              -------------------------
                                              Name:    STEVEN K. JOHNSON
                                              Title: SENIOR VICE PRESIDENT

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                                         BANK OF AMERICA, N.A.,
                                         f/k/a NATIONSBANK, N.A.,
                                         as a Lender



                                         By:  /s/ MATT JUALL
                                              -----------------
                                              Name:  Matt Juall
                                              Title: Vice President

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                                         ORIX USA CORPORATION,
                                         as a Lender



                                         By:  /s/ KAZUSOSTIA KAWABATA
                                              -------------------------
                                              Name:  Kazusostia Kawabata
                                              Title: Vice President

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                                         PNC BANK, N.A.,
                                         as a Lender



                                         By:  /s/ GREGORY J. McMANUS
                                              -------------------------
                                              Name:  GREGORY J. McMANUS
                                              Title:    VICE PRESIDENT

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                                         SOUTHERN PACIFIC BANK,
                                         as a Lender



                                         By:  /s/ MUNYOUNG KIM
                                              -------------------------
                                              Name:  MunYoung Kim
                                              Title:  Vice President